Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-201737) of Medtronic plc of our report dated October 20, 2025 relating to the financial statements and supplemental schedule of Medtronic Savings and Investment Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
October 20, 2025